Exhibit 21.1

SUBSIDIARIES

DMWSL 633 Limited

DMWSL 632 Limited

DMWSL 631 Limited

Inspired Gaming (USA) Inc.

Gaming Acquisitions Limited

Inspired Gaming Group Limited

Inspired Gaming (Holdings) Limited

Ever 2532 Limited

Inspired Gaming (International) Limited

Virtual Racing Systems Limited

Inspired Gaming (UK) Limited

Inspired Gaming Limited

Leisure Link Electronic Entertainment Limited

Revolution Entertainment Systems Holdings Limited

Revolution Entertainment Systems Limited

Revolution Entertainment Systems (2) Limited

115CR (150) Limited

Inspired Gaming Spain S L

Inspired Gaming (Gibraltar) Limited

Inspired Gaming Pension Trustees Limited

Inspired Gaming (Colombia) Limited

Inspired Gaming (Italy) Limited

Inspired Gaming (Greece) Limited

Inspired Software Development (India) LLP

Gamestec Leisure Limited

Bell-Fruit Group Limited

Bell-Fruit Games Limited

Astra Games LTD

Harlequin Gaming Limited

Playnation Limited

Leisure Projects Limited

Fun House Leisure Sales Limited

Fun House Leisure Limited

Inspired Entertainment (Malta) Holdings Limited

Inspired Entertainment (Malta) Limited

All subsidiary companies are incorporated in England and Wales with the exception of Inspired Gaming (Gibraltar), Inspired Gaming Spain S L, Inspired Gaming (USA) Inc., Inspired Entertainment (Malta) Limited, Inspired Entertainment (Malta) Holdings Limited, Inspired Software Development (India) LLP and Fun House Leisure Limited which are incorporated in Gibraltar, Spain, Delaware, Malta, India and Scotland respectively.